                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Intellicorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  INTELLICORP

                               INTELLICORP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 8, 1997

To the Stockholders of IntelliCorp, Inc.:

     The Annual Meeting of Stockholders of IntelliCorp, Inc. (the "Company") will be held at the Holiday Inn, 625 El Camino Real, Palo Alto, California, on December 8, 1997 at 9:00 a.m. local time for the following purposes:

     1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected;

     2. To approve an amendment to the Company's 1991 Nonemployee Directors Stock Option Plan to increase the number of shares for issuance thereunder by 150,000;

     3. To approve the amendment of the Company's Restated Certification of Incorporation to increase the number of authorized shares of Common Stock by 30,000,000; and

     4. To transact such other business as properly may come before the meeting, or any adjournment or postponements of the meeting.

     Only stockholders of record at the close of business on October 15, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Kenneth H. Haas, Director and
                                          President

Mountain View, California
October 22, 1997

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                                  INTELLICORP

                               INTELLICORP, INC.
                            1975 EL CAMINO REAL WEST
                      MOUNTAIN VIEW, CALIFORNIA 94040-2216
                                 (415) 965-5500

To the Stockholders of IntelliCorp, Inc.:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of IntelliCorp, Inc., a Delaware corporation ("IntelliCorp" or the "Company"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time on December 8, 1997 at the Holiday Inn, 625 El Camino Real, Palo Alto, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is October 22, 1997.

     Only stockholders of record at the close of business on October 15, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 13,420,144 shares of its Common Stock, par value $.001 per share ("Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock held. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement.


     Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Proposal Number Two requires the approval of a majority of the shares of Common Stock represented and voting at the meeting at which a quorum is present. Abstentions will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for the purposes of determining approval of such proposal and will not be counted as votes for or against such proposal. Proposal Number Three requires the approval of a majority of the outstanding voting shares of the Company. Abstentions and broker non-votes will have the same effect as votes against Proposal Three.


     Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     Solicitation of proxies may be by directors, officers and other employees or agents of the Company by personal interview, telephone or telegraph. Costs of solicitation will be borne by the Company.

                              PROPOSAL NUMBER ONE
                      NOMINATION AND ELECTION OF DIRECTORS

NOMINATION OF DIRECTORS

     The Bylaws of the Company provide for a Board consisting of not fewer than five nor more than nine directors. The size of the Board is presently set at five. Proxies cannot be voted for more than five directors at the Annual Meeting. The present term of office of all directors will expire at the Annual Meeting.

     Five directors are nominated to be elected at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected. All of the nominees are currently directors of the Company. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

     The following table indicates the name and age of each nominee, all positions with the Company held by the nominee, and the year during which the nominee first was elected a director.

               NAME                    AGE            POSITION WITH COMPANY          DIRECTOR SINCE
-----------------------------------    ---     ------------------------------------  --------------
Kenneth H. Haas....................    46      Director and President                     1993
Katharine C. Branscomb(1)(2).......    41      Director                                   1988
Joseph A. Graziano(1)(2)...........    53      Director                                   1985
Norman J. Wechsler(1)(2)...........    52      Director                                   1996
Arthur W. Berry(2).................    56      Director                                   1997

---------------

(1) Compensation and Stock Option Committee Member

(2) Audit Committee Member

BUSINESS EXPERIENCE OF NOMINEES

     Kenneth H. Haas has been a Director of the Company since 1993. Mr. Haas was appointed President of IntelliCorp in October 1992. He joined the Company in 1983 as General Counsel, became Vice President and Secretary in March 1984 and was appointed Vice President, Finance and Chief Financial Officer in January 1990. Mr. Haas received his B.A. from Harvard College in 1972, his J.D. from Harvard Law School in 1976, and attended the Harvard Business School Advanced Management Program in 1989.

     Katharine C. Branscomb has been a Director of the Company since 1988. She is currently a consultant and Senior Business Advisor to Interval Research in Palo Alto, California and a director of Ariat Corporation. From October 1992 to November 1995, she was Senior Vice President of Business Development for Lotus Development Corporation and, in that capacity, served a principal role in the sale of Lotus to IBM in June 1995. From November 1991 until joining Lotus, Ms. Branscomb was the Chief Executive Officer of IntelliCorp, Inc. She had previously held the position of Chief Operating Officer since late 1988. Prior to joining IntelliCorp, Ms. Branscomb was Senior Vice President of Sales and Marketing at Aion Corporation, founding principal and Vice President of Metaphor Computer Systems and a consultant with the Boston Consulting Group, Inc.

     Joseph A. Graziano has been a Director of the Company since 1985. In 1981, Mr. Graziano joined Apple Computer, Inc. as Chief Financial Officer and served in that position until 1985. After a two-year sabbatical, followed by two years as CFO at Sun Microsystems, he rejoined Apple in 1989 as Senior Vice President and Chief Financial Officer. Later, Mr. Graziano was appointed Executive Vice President and was elected to Apple's Board of Directors in 1993. Mr. Graziano resigned from Apple's Board in October 1995 and left Apple at the end of 1995. Mr. Graziano was Treasurer at ROLM Corporation from 1976 until joining Apple in 1981, and held accounting positions with other technology companies in Silicon Valley. Mr. Graziano is also a Director of Pixar Animation Studios.

     Norman J. Wechsler has been a Director of the Company since September 1996. He is Chairman and President of Wechsler & Co., Inc., a broker-dealer specializing in investments and convertible and related securities. The firm is a member of the NASD and SIPC.

     Arthur Berry has been a Director of the Company since August 1997. Since 1990, he has been Chairman of Pecks Management Partners Ltd. in New York, a specialized, institutional investment manager focusing on public and privately placed convertible securities. From 1985 to 1990, Mr. Berry was President of the Alliance Capital Management, L.P. Convertible Fund. Prior to joining Alliance, he was with the Harris Bank in Chicago, first as Senior Portfolio Manager in the bank's individual investment group, then as Vice President and Head of the Special Funds section and Manager of the Harris Convertible Fund. Mr. Berry, a Chartered Financial Analyst, is a graduate of Monmouth College and holds an MBA degree from Washington University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met seven times during the last fiscal year. No director participated in fewer than 75% of the total number of meetings of the Board and all committees of the Board on which he or she served that were held during the period.

     The Board of Directors has a Compensation and Stock Option Committee and an Audit Committee. The Compensation and Stock Option Committee met four times during the last fiscal year. The functions of this Committee are to review and approve management compensation and to administer the Company's stock option plans.

     The Audit Committee met four times during the last fiscal year. The functions of the Audit Committee are to recommend to the Board the firm of independent auditors to serve the Company, to review the scope, fees and results of the audit by the independent auditors and to review the internal control procedures of the Company.

     The Board of Directors does not have a nominating committee.

COMPENSATION OF DIRECTORS

     The Company's 1991 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides that if a person who is neither an officer nor an employee of the Company is elected or appointed a director, the Company is required to grant that person an initial nonqualified stock option ("NQO") to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Generally, each such option will be exercisable in full six months after the date of grant. The shares issuable upon exercise of an option are subject to a right of repurchase by the Company at the exercise price per share. Such repurchase right expires as to twenty-five percent (25%) of the total number of shares subject to the option six months after the date of grant, and expires as to an additional twelve and one-half percent (12.5%) per quarter, with full vesting over two years. Under the Directors Plan, at the first meeting of the Board following each annual meeting of the stockholders of the Company, the Company is required to grant to each director of the Company who is neither an officer nor an employee of the Company an NQO to purchase 5,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of Common Stock on the date of the grant. Generally, each such option will be exercisable in full six months after the date of grant. These options will fully vest two years after the date of grant in the same manner described above. The Directors Plan also permits the Board to elect to waive the payment of all or any part of director fees and to credit an amount not greater than such waived fees to reduce the exercise price of options granted under the Directors Plan. The term of any option granted under the Directors Plan is ten years.

     An aggregate of 25,000 options were granted to nonemployee directors under the Directors Plan during the fiscal year ended June 30, 1997.

     Nonemployee directors of the Company have the right to receive an annual fee of $5,000 each for their services as directors. During fiscal 1997, all nonemployee directors elected to waive payment of such fees and to credit a portion of such waived fees to reduce the exercise price of options granted under the Directors Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.


     Anthony A. Awaida filed a late Form 3 in December 1996 reporting his ownership in the Company after his appointment as an executive officer in October 1996. Colin Bodell filed a late Form 4 in June 1997 reporting his purchase of Common Stock. Both late filings were due to inadvertent administrative delays. Other than these two instances, and based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year-ended June 30, 1997, there has been no other failure by any of its officers, directors or 10% shareholders to file on a timely basis any reports required by Section 16(a).


                           BENEFICIAL STOCK OWNERSHIP

     The following table sets forth as of August 29, 1997: (i) the name and address of each person who, to the knowledge of the Company, beneficially owned more than five percent (5%) of the outstanding Common Stock; (ii) the total number of shares beneficially owned by such person; and (iii) the percentage of the outstanding Common Stock so owned. The information relating to ownership of shares is based upon information furnished by the beneficial owner.

                       NAME AND ADDRESS                 NUMBER OF SHARES     PERCENT OF CLASS
        ----------------------------------------------  ----------------     ----------------
        SAP AG........................................      1,736,263              13.36%
          Postfach 1461
          D-69185, Walldorf, Germany
        James T. Martin(1)............................        846,000               6.34%
          Tuppeny House
          Tuckerstown, Bermuda
        Norman J. Wechsler(2).........................      3,206,525              21.57%
          105 South Bedford Road
          Mt. Kisco, NY 10549

---------------

(1) Includes warrants to purchase 350,000 shares of Common Stock. These warrants were subsequently exercised on September 17, 1997.

(2) Includes 573,342 shares of Common Stock held by Wechsler & Company, Inc., of which Mr. Wechsler is the Chairman of the Board, President, and principal shareholder, 60,000 shares of Common Stock held by Mr. Wechsler's spouse, 5,000 shares of Common Stock held by a trust for the benefit of Mr. Wechsler's minor son, 26,101 shares of Common Stock held by Waco Partners, of which Mr. Wechsler is the managing general partner, outstanding options to purchase 7,500 shares granted to Mr. Wechsler under the 1991 Nonemployee Directors Stock Option Plan which were exercisable as of August 29, 1997, or within 60 days from such date, and 2,534,582 shares of Common Stock, including 629,032 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $975,000, 758,064 shares issuable upon conversion of Preferred Stock and 470,000 shares issuable upon exercise of warrants.

     The following table sets forth as of August 29, 1997, beneficial Common Stock ownership information concerning: (i) all current directors and nominees;
(ii) each executive officer named in the Summary Compensation Table; and (iii) all directors and executive officers as a group. Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to the table.

                                                               NUMBER OF       PERCENT OF
                                NAME                           SHARES(1)       CLASS (1)
        -----------------------------------------------------  ---------       ----------
        Kenneth H. Haas......................................    316,277           2.38%
        Katharine C. Branscomb...............................    177,432           1.35%
        Joseph A. Graziano...................................     64,625          *
        Norman J. Wechsler...................................  3,206,525(2)       21.57%
        Arthur W. Berry......................................     89,982(3)       *
        Martin N. Hollander..................................    107,994          *
        Colin Bodell.........................................     40,600          *
        Anthony A. Awaida....................................     40,512          *
        Adrian G. Rayner.....................................     41,875
        All directors and executive officers as a group (14
          persons)...........................................  4,263,476(4)       27.00%(4)

---------------

  * Less than 1%

(1) Assumes that the person has exercised, to the extent exercisable and not subject to repurchase on or after October 30, 1997, all options to purchase Common Stock held by him or her and that no other person has exercised any outstanding options.

(2) Includes 573,342 shares of Common Stock held by Wechsler & Company, Inc., of which Mr. Wechsler is the Chairman of the Board, President, and principal shareholder, 60,000 shares of Common Stock held by Mr. Wechsler's spouse, 5,000 shares of Common Stock held by a trust for the benefit of Mr. Wechsler's minor son, 26,101 shares of Common Stock held by Waco Partners, of which Mr. Wechsler is the managing general partner, outstanding options to purchase 7,500 shares granted to Mr. Wechsler under the 1991 Nonemployee Directors Stock Option Plan which were exercisable as of August 29, 1997, or within 60 days from such date, and 2,534,582 shares of Common Stock, including 629,032 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $975,000, 758,064 shares issuable upon conversion of Preferred Stock and 470,000 shares issuable upon exercise of warrants.

(3) Includes 32,258 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $50,000, 32,258 shares of Common Stock issuable upon conversion of Preferred Stock and 20,000 shares issuable upon exercise of warrants.

(4) Includes 853,229 shares which executive officers and directors as a group have the right to acquire prior to October 30, 1997 through the exercise of options and which are not subject to repurchase after that date and 1,941,612 shares issuable upon conversion of Convertible Notes, Warrants and Preferred Stock for Mr. Wechsler and Mr. Berry.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid by the Company for services rendered in all capacities during the three most recent fiscal years to the following executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                            ANNUAL COMPENSATION      ---------------
                                                 YEAR       --------------------       SECURITIES
                                                 ENDED       SALARY       BONUS        UNDERLYING
         NAME AND PRINCIPAL POSITION            JUNE 30        $            $        OPTIONS/SARS(#)
----------------------------------------------  -------     --------     -------     ---------------
Kenneth H. Haas...............................    1997      $150,000     $   -0-         150,000
  Director and President                          1996      $150,000     $   -0-             -0-
                                                  1995      $143,333     $75,000             -0-

Martin N. Hollander(1)........................    1997      $127,500     $39,160          50,000
  Vice President, Marketing and                   1996      $118,397     $15,000         125,000
  Business Development

Colin Bodell(2)...............................    1997      $182,000     $   -0-          50,000
  Vice President, Product                         1996      $ 75,000     $25,000         100,000
  Development and Engineering Services

Anthony A. Awaida(3)..........................    1997      $225,474     $   -0-          30,000
  Vice President, Sales --                        1996      $190,194     $   -0-             -0-
  Americas and Asia Pacific                       1995      $ 64,082     $   -0-             -0-

Adrian G. Rayner(4)...........................    1997      $204,661     $   -0-          10,000
  Vice President and Managing                     1996      $150,540     $   -0-             -0-
  Director, Europe                                1995      $154,737     $   -0-             -0-

---------------

(1) Mr. Hollander joined and was appointed an executive officer of the Company in August 1995.

(2) Mr. Bodell joined and was appointed an executive officer of the Company in January 1996.

(3) Mr. Awaida was appointed an executive officer of the Company in October
    1996.

(4) Mr. Rayner was appointed an executive officer of the Company in August 1997.

     In October 1991, the Company executed an agreement with Mr. Haas which provides for a severance payment equal to one year's salary if his employment is terminated without cause.

     The following table shows for each executive officer named in the Summary Compensation Table certain information regarding stock option grants during fiscal year 1997:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                             PERCENT                              POTENTIAL REALIZABLE
                                              TOTAL                                 VALUE AT ASSUMED
                              NUMBER OF    OPTIONS/SARS                           RATES OF STOCK PRICE
                             SECURITIES     GRANTED TO     EXERCISE                 APPRECIATION FOR
                             UNDERLYING     EMPLOYEES         OR                     OPTION TERM(3)
                             OPTION/SARS    IN FISCAL     BASE PRICE   EXPIRATION ---------------------
           NAME              GRANTED(2)     YEAR 1997     ($/SHARES)     DATE        5%          10%
---------------------------  -----------   ------------   ----------   --------   --------     --------
Kenneth H. Haas............    150,000          17%        $ 2.0000    10/28/06   $188,668     $478,123
Martin N. Hollander........     50,000           6%        $ 2.0000    10/28/06   $ 62,889     $159,374
Colin Bodell...............     50,000           6%        $ 2.0000    10/28/06   $ 62,889     $159,374
Anthony A. Awaida..........     30,000           3%        $ 2.1875    10/01/06   $ 41,271     $104,589
Adrian G. Rayner...........     10,000           1%        $ 2.1250    10/16/96   $ 13,364     $ 33,867

---------------

(1) No SAR grants were made to any named executive officer during the year ended June 30, 1997.

(2) The options have a term of 10 years and are immediately exercisable upon issuance but are subject to a right of repurchase which expires ratably over a period of 4 years. Payment by the optionee on exercise of options may be in cash, by a full recourse promissory note, or by tender of shares. All options are granted at the fair market value of the Company's Common Stock on the date of grant.

(3) The potential realizable value is based on the term of the option at the date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table shows for each executive officer named in the Summary Compensation Table certain information regarding options outstanding as of June 30, 1997. None of such executive officers exercised any options during the fiscal year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES (1)

                                               NUMBER OF                   VALUE OF UNEXERCISED
                                         SECURITIES UNDERLYING                 IN-THE-MONEY
                                          UNEXERCISED OPTIONS           OPTIONS AT FISCAL YEAR-END
                    NAME              EXERCISABLE/UNEXERCISABLE(2)     EXERCISABLE/UNEXERCISABLE(2)(3)
        ----------------------------  ----------------------------     ----------------------------
        Kenneth H. Haas.............         276,118/150,000                 $566,163/$159,375
        Martin J. Hollander.........          53,125/121,875                 $ 47,070/$120,117
        Colin Bodell................          37,500/112,500                 $ 67,969/$166,406
        Anthony A. Awaida...........          15,938/ 44,062                 $ 13,067/$ 39,433
        Adrian G. Rayner............          20,313/ 13,750                 $ 29,942/$ 12,891

---------------

(1) No SAR grants were outstanding at June 30, 1997.

(2) All options included in the table are immediately exercisable at the exercise price upon issuance, but the shares issuable upon option exercise are subject to a right of repurchase by the Company upon employment termination, which right of repurchase expires over a period of time or upon achievement of certain milestones. Options identified as "Unexercisable" in the table were subject to a right of repurchase as of fiscal year end.

(3) Based on a closing share price of $3.0625 at fiscal year end.

                              PROPOSAL NUMBER TWO

                            APPROVAL OF AMENDMENT OF
                THE 1991 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

BACKGROUND

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's 1991 Nonemployee Directors Stock Option Plan (the "1991 Directors Option Plan") to increase the number of shares available under the 1991 Option Plan by 150,000.

DESCRIPTION OF THE AMENDMENT

     The proposed amendment to the 1991 Directors Option Plan was approved by the Board of Directors, subject to stockholder approval, to increase the number of shares available for grant under the 1991 Directors Option Plan and thereby strengthen the Company by providing added incentive to directors to improve the operations and increase earnings of the Company. Stock options are generally used by technology companies to create such incentives, particularly technology companies in Silicon Valley with which the Company competes directly for directors. The Company believes that the ability to grant stock options is extremely important to attract and retain directors essential to the Company's long-term growth and financial success.

     The Board of Directors believes that it is in the best interests of the Company to amend the 1991 Directors Option Plan to increase the number of shares available for grant by 150,000. As of August 29, 1997, there were outstanding options to purchase 76,250 shares, leaving available for future grant options to purchase only 21,250 shares. If the amendment to the Plan as proposed is not adopted, the Company will not have a sufficient number of options available for future automatic grants to current and anticipated future directors. Based upon the annual 5,000 share grant provision of the 1991 Directors Option Plan (as described below) and the current number of Board members (5), the number of shares remaining available for grant (21,250 shares) would not be sufficient to satisfy one year's requirement of 25,000 shares.

     Currently, the number of shares reserved for issuance under the 1991 Directors Option Plan constitutes less than 1% of the outstanding shares of the Common Stock of the Company as of August 29, 1997. If the 1991 Directors Options Plan is amended as proposed, the number of shares reserved for issuance would equal approximately 1.9% of such shares.

DESCRIPTION OF THE 1991 DIRECTORS OPTION PLAN

     In December 1991, the Board of Directors adopted the 1991 Directors Option Plan. The 1991 Directors Option Plan was approved by stockholders in February 1992. The 1991 Directors Option Plan authorizes the grant of nonqualified options ("NQOs") to nonemployee directors to purchase authorized, but unissued, shares of the Company's Common Stock. The number of shares reserved for issuance on exercise of options granted or to be granted under the 1991 Directors Option Plan, without giving effect to the proposed amendment 2, is 97,500.


     The Directors Plan provides that each newly elected or appointed nonemployee director of the Company will automatically be granted an initial NQO to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. In addition, at the first meeting of the Board of Directors following each annual meeting of the stockholders, the Company will automatically grant each nonemployee director a NQO to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. The Directors Plan also permits the Board of Directors to elect to waive the payment of all or any part of directors fees and to credit an amount not greater than such waived fees to reduce the exercise price of options granted under the Directors Plan.


     The 1991 Directors Option Plan is administered by the Compensation and Stock Option Committee (the "Option Committee"). No option may be granted under the 1991 Directors Option Plan after December 2001, but outstanding options may extend beyond that date.

     Each option is exercisable at such times as the Option Committee specifies, as set forth in an option agreement signed by the optionee. Options may be exercised for three months after the optionee leaves the Company and, if the optionee's term on the Board is terminated by reason of death, for one year after the optionee's death, but in either case not beyond the original term of the option.

     No option granted under the 1991 Directors Option Plan is transferable by the optionee other than by will or under the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. In the event of a merger of the Company, sale of substantially all of its assets or similar transaction, the Company's repurchase rights with respect to all outstanding options shall expire with respect to twice the number of shares otherwise indicated pursuant to the terms of the options (up to a maximum of 100%), at such time as the Option Committee determines.

     Generally, each Option is not exercisable until six months after the date of grant. The shares of Common Stock issued upon exercise of an option are subject to a right of repurchase by the Company at a price equal to the exercise price per share. Unless otherwise provided by the Option Committee, such repurchase right expires as to twenty-five percent (25%) of the total number of shares subject to the option on the six-month anniversary of the grant date and expires as to an additional twelve and a half percent (12.50%) of such shares at the end of each subsequent three-month period.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     An optionee is not taxed upon the grant of an NQO. The consequences upon exercise depend upon whether the shares received are subject to a substantial risk of forfeiture, including, for example, the Company's repurchase right and any limitations or resale of shares imposed under Section 16(b) of the Securities Exchange Act of 1934.

     If the shares are not subject to a substantial risk of forfeiture, the optionee will recognize as ordinary income the Option Spread on the date of exercise. If the shares are restricted stock, taxable income is deferred until the risk of forfeiture lapses unless the optionee makes a so-called "Section 83(b) election", to be taxed on the Option Spread on the date of exercise. If the election is not made with respect to restricted stock, any excess of the fair market value of the stock on the date the risk of forfeiture lapses over the exercise price is taxable as ordinary income on that date. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an optionee. Such income is subject to income tax withholding by the Company.

     If shares of Common Stock are delivered in payment of the exercise price of an NQO, the appreciation in value of the surrendered shares is not then taxed. The use of shares previously acquired by exercise of an ISO or other statutory stock option may be a disqualifying disposition of those shares, although the IRS has announced that it is studying this point. It is possible, although the Company believes it unlikely, that election by an optionee to have shares of Common Stock withheld in satisfaction of the optionee's withholding tax obligations upon exercise of an NQO or disqualifying disposition of ISO shares may result in dividend income to the optionee.

     The 1991 Directors Option Plan expires in December 2001, unless earlier terminated by the Board of Directors. The Board may at any time terminate or amend the 1991 Directors Option Plan, provided that without approval of stockholders, there will be: (i) no increase in the total number of shares covered by the 1991 Directors Option Plan; and (ii) no change in the class of persons eligible to receive options. In any case, no amendment may adversely affect any then-outstanding options or unexercised portion thereof without the optionee's consent.

     The following table shows for each executive officer named in the Summary Compensation Table options granted under the 1991 Stock Option Plan for the year ended June 30, 1997.

                                 PLAN BENEFITS

                              NAME AND POSITION                        NUMBER OF SHARES
        -------------------------------------------------------------  ----------------
        Kenneth H. Haas..............................................            0
        Director and President
        Martin J. Hollander..........................................            0
        Vice President, Marketing and Business Development
        Colin Bodell.................................................            0
        Vice President, Product Development and Engineering Services
        Anthony A. Awaida............................................            0
        Vice President, Sales -- Americas and Asia Pacific
        Adrian G. Rayner.............................................            0
        Vice President and Managing Director, Europe
        Executive Group..............................................            0
        Non-Executive Director Group.................................       25,000
        Non-Executive Officer Employee Group.........................            0

PROPOSAL

     At the Annual Meeting, stockholders will be asked to approve the amendment of the 1991 Nonemployee Directors Stock Option Plan to increase the number of shares available under the 1991 Option Plan by 150,000. Such approval will require the affirmative vote of a majority of the shares of Common Stock represented and voting at the meeting at which a quorum is present. The Board of Directors recommends a vote "FOR" approval of the amendment of the 1991 Nonemplyee Directors Stock Option Plan.

                             PROPOSAL NUMBER THREE

      APPROVAL OF AMENDMENT OF THE RESTATED CERTIFICATION OF INCORPORATION

BACKGROUND

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's Restate Certification of Incorporation to increase the number of authorized shares of Common Stock by thirty million (30,000,000).

DESCRIPTION OF THE AMENDMENT

     The Company's Restated Certificate of Incorporation currently authorizes the issuance of twenty million (20,000,000) shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, and two million (2,000,000) shares of Preferred Stock, with a par value one tenth of one cent ($.001) per share. In April 1997 the Board of Directors adopted a resolution approving of an amendment to the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to fifty million (50,000,000), subject to stockholder approval.

     Since the Company's Restated Certificate of Incorporation also authorized 2,000,000 shares of Preferred Stock, the Amendment will also affect a related increase in the total number of shares of capital stock authorized for issuance from 22,000,000 to 52,000,000 shares. Stockholders are invited to read the Certificate of Amendment to the Restated Certificate of Incorporation (the "Certificate"), a copy of which can be obtained from the Company by contacting the Company at its corporate headquarters, Attention: Corporate Secretary.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     As of August 29, 1997, the Company had approximately 12,998,767 shares of Common Stock outstanding and 585,645 shares of Preferred Stock outstanding, and as of that date, the Company had approximately 3,417,243 shares of Common Stock reserved for issuance under options granted pursuant to the Company's stock option plans. The Company also had, as of such date, 1,070,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, 1,032,258 shares reserved for issuance upon conversion of outstanding convertible notes and 1,161,290 shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock. In addition, as of such date, the Company had reserved 2,500,000 shares of Common Stock for issuance upon conversion of Series B Preferred Stock. The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock to insure that the Company has sufficient shares available for issuance on possible conversions of outstanding convertible notes and Preferred Stock and possible exercise of outstanding options and warrants. If the proposed amendment is approved, the Board intends to cause the Certificate to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of the Amendment, the Company will have an additional 30,000,000 shares of Common Stock authorized for issuance.

     In addition to the foregoing, the Board considers it advisable to have additional authorized, but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible future financings, possible stock dividends, possible acquisitions, additional issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. Other than for issuance under the Company's employee benefit plans and currently outstanding warrants and convertible securities, the Company has no specific plans for the issuance of additional shares of Common Stock.

     Under the Company's Restated Certification of Incorporation, the Company's stockholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile takeover attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

PROPOSAL

     At the Annual Meeting, stockholders will be asked to approve the amendment of the Company's Restated Certification of Incorporation to increase the authorized number of Common Stock by 30,000,000 to 50,000,000. Such approval will require the affirmative vote of a majority of the outstanding shares of Common

Stock entitled to vote at the meeting. The Board of Directors recommends a vote "FOR" approval of the amendment of the Restated Certification of Incorporation.

                          INDEPENDENT PUBLIC AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent public auditors to audit the financial statements of the Company for the fiscal year ending June 30, 1998. Ernst & Young LLP has acted in such capacity since its appointment in March 1987. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to appropriate questions raised during the Annual Meeting.

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the fiscal year ended June 30, 1997, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, stockholders' equity and cash flows for each of the past three fiscal years is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

     The Company will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the Annual Meeting of Stockholders to be held in fall 1998, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive offices no later than June 14, 1998.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kenneth H. Haas, Director and
                                          President

Mountain View, California
October 22, 1997
 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
      PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE
             ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

PROXY

                                  INTELLICORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Kenneth H. Haas and Kenneth A. Czaja, and each of them, with full power of substitution, the lawful attorney and proxy of the undersigned to vote as designated on the reverse side, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of INTELLICORP, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on December 8, 1997, and at any adjournments or postponements thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                   Please mark
                                   your votes as
                                   indicated in
                                   this example.  [X]



                                   For all nominees      WITHHOLD
                                   listed (except as    AUTHORITY to vote
                                   indicated below     (as to all nominees)
                                       [ ]                   [ ]

Item 1 - To elect as directors Katharine C. Branscomb, Joseph A. Graziano, Kenneth H. Haas, Norman J. Wechsler, and Arthur W. Berry.

To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

---------------------------------------------------------
                                           FOR   AGAINST   ABSTAIN
                                           [ ]     [ ]       [ ]

Item 2 - To approve an amendment to the Company's 1991 Nonemployee Directors Stock Option Plan to increase the aggregate number of shares authorized for issuance under such Plan by 150,000 shares.

                                           FOR   AGAINST   ABSTAIN
                                           [ ]     [ ]       [ ]

Item 3 - To approve the amendment of the Company's Restated Certification of Incorporation to increase the number of shares of Common Stock by 30,000,000 shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.


Signature(s)_________________________________________Dated:___________, 1997

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

----------------------------------------------------------------------------
                              FOLD AND DETACH HERE